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                                                                   Exhibit 10.29

                  McKay, Brothers & Horany Acquisition Corp.
                               2240 Buena Vista
                              Irwindale, CA 91706

                                 April 10, 2000

BY TELECOPY
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Sunbase Asia, Inc.
Samuel T. Mok
c/o Samuel T. Mok., Voting Trustee
1001 Connecticut Avenue, N.W.
Suite 1035
Washington, D.C. 20036
Attention: Samuel T. Mok

Gentlemen:

     Reference is made to that certain Stock Purchase Agreement dated January 31, 2000, by and among Smith Acquisition Company D/b/a Southwest Products Company, Inc., (the "Company"), Samuel T. Mok, as voting trustee, Sunbase Asia,
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Inc., and William McKay (William McKay, together with his assignee, McKay,
Brothers & Horany Acquisition Corp., the "Buyer"), as amended by a letter
                                          -----
agreement dated February 10, 2000 (the "Stock Purchase Agreement").
                                        ------------------------

     This letter agreement constitutes a second amendment to the Stock Purchase Agreement. The parties have agreed to extend the expiration date of the Stock Purchase Agreement to April 28, 2000, to increase by $300,000 the amount of earnest money deposited into escrow and to certain other changes as set forth below.

     The Stock Purchase Agreement is amended as follows:

     1.   Section 1.2(a) is amended to read as follows:

          1.2  Time and Place of Closing.

               (a) The closing of the transactions contemplated hereby (the "Closing") will take place on April 28, 2000, or such earlier date as the
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     parties may agree in writing (the "Closing Date"). The Closing shall be
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     held at the offices of Jenkens & Gilchrist, 1919 Pennsylvania Ave., N.W.,
     Suite 600, Washington, D.C. 20006, or such location(s) as may be agreed upon by the parties.
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Sunbase Asia, Inc.
Samuel T. Mok
April 10, 2000
Page 2


     2.   Section 2.1 is amended to read as follows:

          2.1 Purchase Price. The aggregate purchase price for the Company Shares shall be Three Million Five Hundred Thousand United States Dollars (US $3,500,000) (the "Purchase Price"). Buyer shall deliver to the Voting
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     Trustee as earnest money, the aggregate amount of Four Hundred Thousand
     United States Dollars (US $400,000) as follows: (a) on the date of this Agreement, the amount of One Hundred Thousand United States Dollars (US $100,000), (b) on or prior to April 14, 2000, the amount of Two Hundred Thousand United States Dollars (US $200,000), and (c) on or prior to April 19, 2000, the amount of One Hundred Thousand United States Dollars (US $100,000). At Closing, the earnest money shall be offset against the Purchase Price, the balance of which shall be delivered by Buyer to Seller at Closing by wire transfer in immediately available federal funds to an account designated by Seller by written notice to Buyer given at least two days prior to the Closing Date.

     3.   Section 4.6 is amended to read as follows:

          4.6 Absence of Obligations. Except as set forth on Schedule 4.6 hereto, Seller has not executed any agreement creating any obligation for the Company (other than those obligations addressed in Section 7.9 or Section 3.6).

     4.   The first sentence of Section 7.7 is amended to read as follows:

          In the event that Buyer shall fail to close the purchase of the Company for any reason other than a breach of this Agreement by Seller or the fact that a condition to Buyer's obligations to close set forth in
     Section 8.1 or Section 8.2 shall not have been satisfied, Seller shall be entitled to keep the $400,000 earnest money and Buyer shall promptly pay Seller the additional amount of $600,000.

     5.   A new Section 7.9 is added to read as follows:

          7.9  Payment of Certain Obligations. At or prior to Closing, the
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     obligations of the Company to the Jenkens & Gilchrist and Oppenheimer,
     Wolff, Donnelly and Bayh shall have been paid in full by the Company. In the event that
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Sunbase Asia, Inc.
Samuel T. Mok
April 10, 2000
Page 3

     the Company has not paid such amounts to Jenkens & Gilchrist and Oppenheimer, Wolff, Donnelly and Bayh, Buyer shall pay such amounts at or prior to Closing on behalf of the Company. Buyer acknowledges that the Company shall have the obligation to pay amounts owing to the United States offices of Ernst & Young. At or prior to the Closing, the Company shall pay $10,000 for legal fees and expenses of O'Melveny & Myers LLP incurred in connection with the Closing of this Agreement. In the event that the Company has not paid such amount to O'Melveny & Myers LLP, Buyer shall pay such amounts at or prior to Closing on behalf of the Company. Seller shall be responsible to pay all amounts owing to the Trustee through April 28, 2000. In the event the Closing occurs after May 1, 2000, the Company shall, at or prior to Closing, pay the Trustee the additional amount of $33,666 due to the Trustee under the compensation agreement relating to the Voting Trust. In the event that the Company has not paid such amount to the Trustee, Buyer shall pay such amounts at or prior to Closing on behalf of the Company. Notwithstanding the prior two sentences, Seller shall have no obligation to extend this Agreement past the date April 28, 2000. In the event the Company does not or cannot pay the obligations specified to be paid by the Company in this Section 7.9, such failure of payment shall not constitute a breach of this Agreement or otherwise limit Buyer's obligation under this Agreement and the Buyer shall pay such amounts as specified above.

     6. The first sentence of Section 8.2(f) is deleted so that Section 8.2(f) reads in its entirety as follows:

          (f)  Certain Obligations. The Company shall have been released from
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     any obligations to Seller (including any amounts owing as intercompany loans or capital investment) and to Seller's debenture holders, such release is to be effective upon the debenture holders' receipt of immediately available funds in the amount of U.S.$2.6 million at Closing.
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Sunbase Asia, Inc.
Samuel T. Mok
April 10, 2000
Page 4


     Please indicate your agreement with the foregoing by signing this letter agreement below, whereupon the Stock Purchase Agreement shall be amended as provided herein.

                                     BUYER:

                                     MCKAY, BROTHERS & HORANY
                                     ACQUISITION CORP.


                                     By: /s/ William Reed McKay
                                        ------------------------------
                                     Print Name: William Reed McKay
                                                 ---------------------


                                     GUARANTOR:

                                     WILLIAM MCKAY


                                     /s/ William McKay
                                     ---------------------------------


Agreed and Accepted:

SMITH ACQUISITION COMPANY D/B/A
SOUTHWEST PRODUCTS COMPANY, INC.

By: /s/ Samuel T. Mok
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Name: Samuel T. Mok
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Title: Chairman
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Sunbase Asia, Inc.
Samuel T. Mok
April 10, 2000
Page 5


     SAMUEL T. MOK
     Voting Trustee

     By:  /s/ Samuel T. Mok
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     Print Name: Samuel T. Mok
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     SUNBASE ASIA, INC.


     By:   /s/ Roger Li
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     Name: ROGER LI
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     Title: CHIEF FINANCIAL OFFICER
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